CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 141 to the Registration Statement on Form N-1A (the “Registration Statement”) of our reports dated October 12, 2015, relating to the financial statements and financial highlights appearing in the August 31, 2015 Annual Reports to Shareholders of Vanguard FTSE Social Index Fund, Vanguard U.S. Growth Fund, Vanguard Consumer Discretionary Index Fund, Vanguard Consumer Staples Index Fund, Vanguard Energy Index Fund, Vanguard Financials Index Fund, Vanguard Health Care Index Fund, Vanguard Industrials Index Fund, Vanguard Information Technology Index Fund, Vanguard Materials Index Fund, Vanguard Telecommunication Services Index Fund, Vanguard Utilities Index Fund, and Vanguard Extended Duration Treasury Index Fund; and our reports dated October 15, 2015, relating to the financial statements and financial highlights appearing in the August 31, 2015 Annual Reports to Shareholders of Vanguard International Growth Fund, Vanguard Mega Cap Index Fund, Vanguard Mega Cap Value Index Fund, Vanguard Mega Cap Growth Index Fund (comprising Vanguard World Fund), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers—Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP
Philadelphia, PA
February 19, 2016